Exhibit 10.24

Transfer Contract for the Right to the Use of State-owned Land

NKTZHZ [2010] No. (016)

Transferor: Nanjing Xingang Hi-Tech Company Limited

Assignee: Amphastar Nanjing Pharmaceuticals Inc.

Both parties of the contract hereunder:

Transferor: Nanjing Xingang Hi-Tech Company Limited (hereinafter referred to as “Party A”)

Assignee: Amphastar Nanjing Pharmaceuticals Inc. (hereinafter referred to as “Party B”)

Pursuant to the Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of State-owned Land in the Urban Areas and other relevant laws and regulations, the two parties are hereby entering into this contract regarding the transfer and assignment of the right to the use of state-owned land by following the principles of being equal, voluntary, fair and mutually beneficial with thorough consultation.

Article I: Contract Subject

1.01 The land which Party A is transferring to Party B is located in the Nanjing Economic and Technological Development Zone, Title No. B-9-3, with a total area of 49,897 square meters (the final area shall be determined on the basis of the actual measurements of the land authority). Its location and four boundaries are shown in the figure attached.

Article II: Term of the Transfer

2.01 The term of transfer for the right to the use of state-owned land is 50 years starting from the date of transfer, which shall follow what is specified in the “State-owned Land Use Right Certificate” issued by the state-owned land administrative agency.

Article III: Use of the Land

3.01 The land referred to hereunder shall be used for industrial purposes.

3.02 During the transfer term, Party B is required to abide by the land use regulations as stipulated hereunder. Party B is required to obtain approval from the city’s state-owned land administrative agency and the city’s planning agency in the event of any changes in the land usage or planning requirements.

Article IV: Development and Utilization of the Land

4.01 Any development of and construction in the land to be transferred by Party B shall meet the planning requirements as set forth by the City of Nanjing and the Nanjing Economic and Technological Development Zone.

4.2 The area of the land used by Party B for its business offices and supporting facilities may not exceed 7% of the total area of the land to be transferred.

4.3 Party B agrees to commence construction before July 1, 2011. Should it fail to commence construction as scheduled, it shall obtain approval from the Administrative Committee of the Nanjing Economic and Technological Development Zone, and submit an application to the Administrative Committee 30 days in advance.

If any delay to the construction is incurred due to any fault on the Assignee’s side, the term of delay may not exceed one year. If Party B follows the rules and submits the application for extension, the start date for construction shall be extended accordingly.

4.4 Party B agrees to complete the entire construction project by December 1, 2012 and meet the requirements for inspection and acceptance. Should it fail to complete the construction in a timely manner, it shall obtain approval from the Administrative Committee of the Nanjing Economic and Technological Development Zone, and submit an application to the Administrative Committee 30 days in advance. The extension may not exceed one year. If the start of construction is extended by the Administrative Committee of the Development Zone, the completion deadline of the construction shall be extended accordingly.

4.5 Party B agrees that it will invest a total of no less than RMB 100 million in fixed assets (including expenses spent on acquiring the land, constructing and installing buildings and structures, providing infrastructure, purchasing and installing equipment, etc.) within the land to be transferred, and it shall invest no less than RMB 2.6 million per Mu [0.1647 acre].

Article V: Infrastructure

5.01 Party A is responsible for providing infrastructure to the edge of the transferred land which includes “Seven Connections and One Leveling,” namely providing water supply, drainage, sewage, power supply, heat supply, communications and roads as well as leveling the site.

5.02 When carrying out development and construction within the scope of the land to be transferred, Party B shall follow the relevant regulations when connecting to the main lines, transformer substations and other facilities outside of the land to the transferred for water, gas, sewage and other utilities.

5.03 The Assignee agrees to allow various pipelines and conduits laid by the government as needed to enter, exit, cross over and pass through the land to be transferred. Such construction shall follow the principle of not impairing the regular operations of Party B.

Article VI: Transfer Price

6.01 The transfer price for the right to the use of the land hereunder is: RMB 336 (in traditional Chinese: RMB three hundred thirty-six) per square meter. The total of the transfer price is RMB 16,765,392 (in traditional Chinese: RMB sixteen million seventy hundred sixty-five thousand three hundred ninety-two) (the final amount shall be calculated on the basis of the area as specified in the Land Certificate).

Article VII: Payment Term and Method

7.01 Party B shall make a one-time payment to Party A for the land in the amount of RMB 16,765,392 (in traditional Chinese: RMB sixteen million seven hundred sixty-five thousand three hundred ninety-two) within 30 days upon the signing of this contract, of which RMB 3,350,000 (in traditional Chinese: RMB three million three hundred fifty thousand) shall serve as the security deposit.

7.02 Party B’s payments shall all be wired to the bank designated by Party A: Industrial and Commercial Bank of China, Xingang Branch, Account: 4301018609001010050.

Article VIII: Transfer, Lease and Collateral of the Land

8.01 Lawful operations carried out by Party B on the land herein are protected by law. Upon receiving the “State-owned Land Use Right Certificate,” Party B is entitled to transfer and lease the land or use it as collateral in accordance with the law. However, should Party B transfer or lease the land herein, either partially or in its entirety, the new assignee is required to follow the overall planning requirements, environmental protection rules and industrial policies of the Development Zone in the course of all business which takes place on the land herein, and the new assignee shall obtain approval from relevant governmental agencies. In addition:

(1) If Party B transfers or leases a portion of the land herein for an industrial project of its cooperative business or affiliated entity, it shall at the same time transfer to the new assignee the discounted price of the land use right as stipulated hereunder. If the land herein is transferred with a profit, then section (2) below shall be enforced.

(2) In the event that Party B needs to transfer the land herein due to operational causes, either partially or in its entirety, it shall make up to the Administrative Committee of the Nanjing Economic and Technological Development Zone or one of its governmental agencies at a higher level the balance between the discounted price it is granted for the land use right and the base price of the same land (RMB 224,000 per Mu [0.1647 acre]) as of the signing of this contract.

(3) If Party B needs to transfer or auction the land herein as a result of shutdown, liquidation, dissolution or as required by the court in accordance with the law, it shall first use the payment for the land to make up to the Administrative Committee of the Nanjing Economic and Technological Development Zone or one of its governmental agencies at a higher level the balance between the discounted rate it is granted for the land use right and the base price of the same land (RMB 224,000 per Mu [0.1647 acre]) as of the signing of this contract.

8.02 Party B shall observe the following requirements if it transfers the right to the use of the land herein for the remaining term:

1. Party B must have possessed the State-owned Land Use Right Certificate for more than five years.

2. Party B shall obtain approval documents for the project transfer as well as the written comments from the Administration Commission of the Development Zone.

3. Party B must have completed more than 25% of the total development investment (excluding the land transfer price).

Article IX: Liabilities for Breach of Contract

9.01 Should Party A fail to perform the contract herein, it shall refund Party B twice the amount of the security deposit; should Party B fail to perform the contract herein, it shall forfeit its right to the security deposit refund.

9.02 Should any party breach this contract, the violating party shall pay a penalty in the amount of 3% of the total transfer price to the other party and assume damages for the actual loss incurred.

9.03 Party B shall pay a late fee for any outstanding payments in the amount of 0.3% of the total payable for each day the payment is overdue. If the overdue period exceeds three months, Party A is entitled to cancel this contract, and Party B shall be liable for any losses incurred to Party A as a result.

9.04 Should Party B fail to start its construction by the date as specified hereunder, and the land is deemed as unused, Party B shall be subject to the procedures of the state-owned land agency according to the law. This shall not apply in those instances whereby the failure to commence construction in a timely manner is the result of Force majeure or actions on the part of the government or any governmental agency.

9.05 Should Party B fail to complete its construction by the completion date as stipulated hereunder, it shall pay to a penalty to Party A in the amount of 1% of the total land transfer price for each day the construction is delayed. Should it fail to complete the construction within 1 year after the completion date as stipulated hereunder, the state-owned land agency may recover the use right for the undeveloped land for free. This shall not apply in those instances in which the failure to complete the construction in a timely manner is the result of Force majeure or any actions on the part of the government or any governmental agency.

9.06 Should the investment of Party B in the land herein fail to reach 90% of the total investment as stipulated hereunder, Party B shall pay a penalty to Party A in the amount of 1% of the total land transfer price for every 1% short.

9.07 If the proportion of land used for its business offices and supporting facilities exceeds the criteria stipulated hereunder, Party B shall pay a penalty to Party A in the amount of 1% of the total land transfer price for every 1% of excess. Should the overuse exceed 5%, Party B shall demolish [the construction] on its own.

Article X: Governing Law

10.01 The establishment, efficacy, interpretation and performance of this contract, as well as the resolution of any disputes, are protected and governed by the law of People’s Republic of China.

Article XI: Resolution of Disputes

11.01 The two parties hereto shall conscientiously perform all the terms hereunder. Any dispute arising in connection with the execution of this contract shall be resolved through consultation between the two parties. Should such consultation fail, either party may file a charge before the People’s Court [that has jurisdiction over] the land to be transferred herein.

Article XII: Effectiveness

12.01 This contract shall take effect once it is signed and sealed by the legal representatives (authorized representatives) of the two parties hereto.

Article XIII: Miscellaneous

13.01 The original Chinese copy of this contract and the appendices hereto shall be made in sextuplicate, two of which shall be held by each party while the remaining two copies shall be filed with the registration agency.

13.02 Once Party A transfers the right to the use of the land herein, all the rights and responsibilities as stipulated under the original contract and all of its appendices and registration documents are transferred as well.

13.03 Once Party B fulfills Article 7.01 hereunder, the two parties hereto shall apply for the registration of land use right transfer from the Nanjing Municipal Bureau of State-owned Land and Resources. At that time, both parties shall sign another contract for the transfer of land use right (in the format as provided by the Bureau of State-owned Land and Resources), the contents of which shall be based on this contract. Any portions stipulated hereunder which are not stipulated in the new contract shall continue to take effect.

13.04 The two parties hereto may set up supplemental agreements after mutual consultation for any matters not covered hereunder, and the supplemental agreements shall carry the same legal force as the contract herein. Both parties agree to settle disputes arising from matters not covered hereunder in accordance with state, provincial and municipal laws and regulations.

Party A	Party B

Nanjing Xingang Hi-Tech	Amphastar Nanjing Pharmaceuticals Inc.
Company Limited

[Seal] Nanjing Xingang Hi-Tech	[Seal] Amphastar Nanjing Pharmaceuticals Inc.
Co., Ltd.

Legal Representative:	Legal Representative:
[Signature] Zhang Yongfeng

Authorized Representative:	Authorized Representative:

[Signature] [illegible]

Date Signed: December 31, 2010
Location: Nanjing China

Figure:

Xingye Road
X= 58496.00
Y= 37950.49
75.5
X=58568.17
Y=37953.33
Street Lights Administrative Office
Hua Ri
278
Hengtong Avenue
X= 58274.00
Y= 38228.49
Xin Hua Ri
X= 58496.00
Y= 38228.49
Hengda Road
375.50
49897M²
B-9-3
Xinghe Road
297.5
X=58277.74
Y=38320.90
X=58567.82
Y=38323.47
Nanjing Xingang Construction & Development Co., Ltd.
Land info

Supplemental Agreement

Both parties of the agreement hereunder:

Party A: Nanjing Xingang Hi-Tech Company Limited (hereinafter referred to as Party A)

Party B: Amphastar Nanjing Pharmaceuticals Inc. (hereinafter referred to as Party B)

For the purpose of satisfying the requirements with respect to the industrial layout and planning of the Development Zone and following its overall management and arrangements, after thorough consultation Party A and Party B are hereby entering into the following supplemental agreement regarding the transfer and assignment of the right to the use of the state-owned land located in the Nanjing Economic and Technological Development Zone, Title No. B-9-3:

Article I: Actual Transfer Price of Land

1.01 The transfer price for the right to the use of the land located in the Nanjing Economic and Technological Development Zone, B-9-3, is adjusted to: RMB 192 (in traditional Chinese: RMB one hundred ninety-two) per square meter. The total transfer price is thus RMB 9,580,224 (in traditional Chinese: RMB nine million five hundred eighty thousand two hundred twenty-four) (the final amount shall be calculated on the basis of the area as specified in the Land Certificate).

1.02 Party B shall make a one-time payment to Party A for the land transfer in the amount of RMB 9,580,224 (in traditional Chinese: RMB nine million five hundred eighty thousand two hundred twenty-four) within 30 days upon the signing of this agreement, of which RMB 1,916,000 (in traditional Chinese: RMB one million nine hundred sixteen thousand) shall also serve as the security deposit for the execution of the agreement herein.

1.03 Upon completion of the aforementioned payment, Party B shall apply for the State-owned Land Use Right Certificate from the Nanjing Municipal Bureau of State-owned Land and Resources.

Article II: Transfer, Lease and Collateral of the Land

2.01 Lawful operations carried out by Party B on the land herein are protected by law. Upon receiving the “State-owned Land Use Right Certificate,” Party B is entitled to transfer and lease the land or use it as collateral in accordance with the law. However, should Party B transfer or lease the land herein, either partially or in its entirety, it shall do so as stipulated by the Administrative Committee of the Nanjing Economic and Technological Development Zone.

2.02 Party B shall observe the following requirements if it transfers the right to the use of the land herein for the remaining term:

1. Party B must have possessed the State-owned Land Use Right Certificate for more than five years.

2. Party B shall obtain approval documents for the project transfer as well as the written comments from the Administration Commission of the Development Zone.

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3. Party B must have completed more than 25% of the total development investment (excluding the land transfer price).

Article III: Confidentiality

3.01 Once the supplemental agreement herein is signed, both parties shall abide by the confidentiality agreement and shall not disclose any information related to the supplemental agreement to any third party for any reason whatsoever.

3.02 Each of the parties hereto shall ensure that its respective employees, managers, management executives and other relevant personnel follow this article.

Party A: Nanjing Xingang Hi-Tech	Party B:	Amphastar Nanjing
Company Limited		Pharmaceuticals Inc.

[Seal] Nanjing Xingang Hi-Tech Co., Ltd.	[Seal] Amphastar Nanjing
Designated Seal for Contracts (1)	Pharmaceuticals Inc.

Legal Representative:		Legal Representative:
[Signature] Zhang Yongfeng

Authorized Representative:		Authorized Representative:
[Signature] [illegible]

Date signed: Dec. 31, 2010
Location: Nanjing China

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Explanation of Difference in Compensation for the Land

The following are the primary reasons as to why the actual amount compensated for the land that we purchased differed by a total of RMB 194,541.21 from the originally calculated price of RMB 3,774,585.21:

1.              We calculated the compensatory amount required for the land coded B-8-1 to be 9 * the actual amount paid / 50, namely 9 * 9,260,755.2 / 50 = RMB 1,666,935.93. After communicating with the Management Committee, they agreed to compensate our company a total of RMB 1,664,000 for the land coded B-8-1, which amounts to a difference in compensation of RMB 2,935.93.

2.              We calculated the compensatory amount for the land coded B-9-3 to be 11 * contract amount / 50, namely 11 * 9,580,224 / 50 = RMB 2,107,649.28. After communicating with the Management Committee, they agreed to compensate our company a total of 10 * contract amount / 50 for the land coded B-9-3, namely 10 * 9,580,224 / 50 = RMB 1,916,044. The means of compensation for this land was to adjust the original land purchase price of RMB 192 per square meter to RMB 153.6 (192 / 50 *4). Thus the total land purchase price went from RMB 9,580,224 to RMB 7,664,180, which amounts to a difference in compensation of RMB 191,605.28.

Analysis of primary reasons for the [price] difference: When calculating [the price] for the land coded B-9-3, we determined the difference in the lifespan to be 11 years, as the actual lifespan is from December 2010 to February 2050. The Management Committee followed its convention of performing calculations on only an annual basis; hence, the difference [in the lifespan] was determined to be 10 years. Adding to that the amount of compensation taken for the land coded B-8-1 has resulted in a final difference in compensation of RMB 194,541.21.

Explained By:	[Signature] Hu Zhendong

Date:	June 5, 2012

Supplemental Agreement

Both parties of the agreement hereunder:

Party A: Nanjing Xingang Hi-Tech Company Limited (hereinafter referred to as “Party A”)

Party B: Amphastar Nanjing Pharmaceuticals Inc. (hereinafter referred to as “Party B”)

On December 29, 2009, Party A and Party B signed a “Transfer Contract for the Right to the Use of State-owned Land (NKTZHZ [2009] No.012)” with respect to the land coded B-8-1 located in the Nanjing Economic and Technological Development Zone; on December 31, 2010, Party A and Party B signed a “Transfer Contract for the Right to the Use of State-owned Land (NKTZHZ [2010] No.016)” as well as a “Supplemental Agreement” with respect to the land coded B-9-3 located in the Nanjing Economic and Technological Development Zone. Due to the fact that the land coded B-8-1 and the land coded B-9-3 only have a lifespan of 41 years and 40 years, respectively, Party A shall provide reasonable compensation to Party B for the two parcels of land which have less than 50 years of land use rights. After thorough consultation, Party A and Party B are hereby entering into the following agreement with respect to the transfer and assignment of the right to the use of the state-owned land in the land parcels B-8-1 and B-9-3:

Article I: Actual Transfer Price of Land

1.1 The transfer price for the right to the use of the land coded B-8-1 is adjusted to: RMB 157.70 (in traditional Chinese: RMB one hundred fifty-seven and seventy fen) per square meter. The total transfer price is thus RMB 7,596,750 (in traditional Chinese: RMB seven million five hundred ninety-six thousand seven hundred fifty), which differs from the actual amount paid by Party B when the land B-8-1 was assigned by a total of RMB 1,664,000 (in traditional Chinese: RMB one million six hundred sixty-four thousand). The balance shall serve as a reasonable means of compensation from Party A to Party B to discount the transfer price for the right to the use of the land coded B-9-3.

1.2 The transfer price for the right to the use of the land coded B-9-3 is adjusted to: RMB 153.60 (in traditional Chinese: RMB one hundred fifty-three and sixty fen) per square meter. The total transfer price is thus RMB 7,664,180 (in traditional Chinese: RMB seven million six hundred sixty-four thousand one hundred eighty) (the final amount shall be calculated on the basis of the area as specified in the Land Certificate). The compensatory price of the land coded

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B-8-1 in the amount of RMB 1,664,000 (in traditional Chinese: RMB one million six hundred sixty-four thousand) shall be deducted from the total transfer price; thus the total payable by Party B for the transfer of the right to the use of the land coded B-9-3 is RMB 6,000,180 (in traditional Chinese: RMB six million one hundred eighty).

1.3 Party B shall make a one-time payment to Party A for the land transfer in the amount of RMB 6,000,180 (in traditional Chinese: RMB six million one hundred eighty) within 30 days upon the signing of this agreement.

1.4 Upon completion of the aforementioned payment, Party B shall apply for the State-owned Land Use Right Certificate from the Nanjing Municipal Bureau of State-owned Land and Resources.

Article II: Development and Utilization of the Land

2.1 Party B agrees to commence construction before November 1, 2012. Should it fail to commence construction as scheduled, it shall obtain approval from the Management Committee of the Nanjing Economic and Technological Development Zone, and submit an application to the Management Committee 30 days in advance. If any delay to the construction is incurred due to any fault on the Assignee’s side, the term of delay may not exceed one year. If Party B follows the rules and submits the application for extension, the start date for construction shall be extended accordingly.

2.2 Party B agrees to complete the entire construction project before May 1, 2014 and meet the requirements for inspection and acceptance. Should it fail to complete the construction in a timely manner, it shall obtain approval from the Management Committee of the Nanjing Economic and Technological Development Zone, and submit an application to the Management Committee 30 days in advance. The extension may not exceed one year. If the start of construction is extended by the Management Committee of the Development Zone, the completion deadline of the construction shall be extended accordingly.

Article III: Transfer, Lease and Collateral of the Land

3.1 Lawful operations carried out by Party B on the land herein are protected by law. Upon receiving the “State-owned Land Use Right Certificate,” Party B is entitled to transfer and lease the land or use it as collateral in accordance with the law. However, should Party B transfer or lease the land herein, either partially or in its entirety, it shall do so as stipulated by the Management Committee of the Nanjing Economic and Technological Development Zone.

3.2 Party B shall observe the following requirements if it transfers the right to the use of the land herein for the remaining term:

1. Party B must have possessed the State-owned Land Use Right Certificate for more than five years.

2. Party B shall obtain approval documents for the project transfer as well as the written comments from the Management Committee of the Development Zone.

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3. Party B must have completed more than 25% of the total development investment (excluding the Land Transfer Price).

Article IV: Confidentiality

4.1 Once the supplemental agreement herein is signed, both parties shall abide by the confidentiality agreement and shall not disclose any information related to the supplemental agreement to any third party for any reason whatsoever.

4.2 Each of the parties hereto shall ensure that its respective employees, managers, management executives and other relevant personnel follow this article.

Article V: Miscellaneous Stipulations

5.1 The supplemental agreement herein shall take effect once it is signed and shall govern in the event of conflict with the original contract or its supplementary agreement.

Party A:	Party B:
Nanjing Xingang Hi-Tech Company Limited	Amphastar Nanjing Pharmaceuticals Inc.

[Seal] Nanjing Xingang Hi-Tech Co., Ltd.,	[Seal] Amphastar Nanjing Pharmaceuticals
Designated Seal for Contracts (1)	Inc., Designated Seal for Contracts

Legal Representative:	Legal Representative:
[Signature] Zhang Yongfeng

Authorized Representative:	Authorized Representative:

Date Signed: May 23, 2012
Location: Nanjing China

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